EXHIBIT 23.3
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The Board of Directors
Paragon Technologies, Inc.:


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 27, 1999, with respect to the financial statements of Ermanco Incorporated, included in Paragon Technologies, Inc. (formerly SI Handling Systems, Inc.) Current Reports on Form 8-K/A dated December 17, 1999 and December 14, 1999 incorporated by reference in the Registration Statement (Form S-3 No. 333-40834) and related Prospectus of Paragon Technologies, Inc. for the registration of 741,681 shares of its common stock.


/s/ Ernst & Young LLP




Grand Rapids, Michigan
February 6, 2002